 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2025

Appian Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	APPN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 21, 2025, Appian Corporation (the “Company”) issued a press release announcing that Srdjan “Serge” Tanjga has been appointed Chief Financial Officer of the Company, effective May 27, 2025 (the “Effective Date”). Mr. Tanjga will be serving as the Company’s principal financial officer and principal accounting officer as of the Effective Date. Mr. Tanjga succeeds Mark Lynch, who has served as the Company’s Interim Chief Financial Officer since November 2024.

Mr. Tanjga, age 46, previously served as Interim Chief Financial Officer at MongoDB Inc. from February 2025. Prior to that, he served as Senior Vice President, Finance at MongoDB from February 2021 and as Vice President of Finance and Business Operations from May 2019 to February 2021. Mr. Tanjga holds a B.A. and an MBA from Harvard University.

Pursuant to Mr. Tanjga's offer letter dated April 16, 2025 (the “Offer Letter”), Mr. Tanjga will receive an annual base salary of $750,000 and an annual target bonus of $450,000 under the Senior Executive Cash Incentive Bonus Plan, a performance-based target incentive payment program, each subject to modification by the Company’s Board of Directors (“Board”) in their sole discretion. The Offer Letter also provides he will receive a one-time sign-on grant of restricted stock units with a value of $5,000,000 with a four-year vest, subject to Board or Compensation Committee approval. Mr. Tanjga will also receive recurring annual grants of restricted stock units and performance stock units, each with a value of $1,500,000. Both grants vest over a four-year period, with the first 25% of the performance stock units vesting immediately upon grant.

The Company also entered into an employment agreement on April 17, 2025 with Mr. Tanjga containing the following terms: Mr. Tanjga will be employed on an “at-will” basis and will be entitled to a payment equal to six months’ salary, acceleration of any unvested equity, and payment of premiums for continued health benefits under COBRA for up to six months if his employment is terminated immediately prior to or within six months after a change of control without cause or if he resigns for good reason.

There is no arrangement or understanding between Mr. Tanjga and any other person pursuant to which he was selected as an officer. Furthermore, there is no family relationship between Mr. Tanjga and any of the Company’s other directors or executive officers, and Mr. Tanjga is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

The foregoing description of Mr. Tanjga’s offer letter and employment agreement is not complete and is qualified in its entirety by reference to the offer letter and employment agreement, which the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025. A copy of the press release announcing the appointment of Mr. Tanjga is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated April 21, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: April 21, 2025	By:	/s/ Mark Lynch
Mark Lynch
Interim Chief Financial Officer